UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 14, 2026
AGREE REALTY CORPORATION
(Exact name of registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation)

1-12928	38-3148187
(Commission file number)	(I.R.S. Employer Identification No.)

32301 Woodward Avenue
Royal Oak, Michigan	48073
(Address of principal executive offices)	(Zip code)
(Registrant’s telephone number, including area code) (248) 737-4190
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ADC	New York Stock Exchange
Depositary Shares, each representing one- thousandth of a share of 4.25% Series A Cumulative Redeemable Preferred Stock, $0.0001 par value	ADCPrA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 14, 2026, Agree Realty Corporation (the “Company”) held its 2026 annual meeting of stockholders. The matters on which the stockholders voted were:
1)       To elect two directors to serve until the annual meeting of stockholders in 2029;
2)       To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2026; and
3)       To approve, by non-binding vote, executive compensation.
The two director nominees were elected, the appointment of the independent registered public accounting firm was ratified and the executive compensation was approved by non-binding vote. The results of the voting were as follows:
Election of Directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
John Rakolta, Jr.	100,834,036	1,679,090	6,771,007
Jerome Rossi	92,870,518	9,642,608	6,771,007
Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions
107,684,512	1,515,453	84,168
Approval, by Non-Binding Vote, of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,715,282	4,650,345	147,499	6,771,007
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

	By:	/s/ Peter Coughenour
Name: Peter Coughenour
Title: Chief Financial Officer and Secretary

Date: May 14, 2026